As filed with the Securities and Exchange Commission on May 9, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nova Biosource Fuels, Inc.

(Exact name of registrant as specified in its charter)

Nevada	91-2028450
(State of incorporation or organization)	(IRS employer identification number)

The Riviana Building
2777 Allen Parkway, Suite 860
Houston, Texas 77019
(Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, $0.001 par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is set forth under the caption “Description of Securities” in the Registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act of 1933, as amended, on August 1, 2006, as amended (SEC File No. 333-136202), and is incorporated herein by reference.

Item 2.    Exhibits.

Pursuant to the Instructions as to the Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOVA BIOSOURCE FUELS, INC.

Date: May 9, 2007	By:	/s/ J.D. McGraw
J.D. McGraw
President